                                                             Exhibit 99.B-(c)(v)

                                JPF ENSEMBLE EXEC
                               COMMISSION SCHEDULE

                                                                                   RATE
YEAR 1 UP TO TARGET                                                               25.0%

YEARS 2-7 UP TO TARGET                                                              3%

YEAR 1-7 % OF PREMIUM ABOVE TARGET PREMIUM (EXCESS):                                2%

RENEWAL YEARS: % OF ALL PREMIUM RECEIVED AFTER ROLLING TARGET:                      0%
 YEARS 8 AND ON

YEARS 2+: TRAIL COMMISSION OF .10%.
PAID AS A PERCENT OF THE AVERAGE NON-LOANED ACCOUNT VALUE OVER THE PRIOR YEAR.

Rolling target premiums are paid at first year commission rate in any year received.